[DYCOM LETTERHEAD]


                              N E W S   R E L E A S E
                              -----------------------

FOR IMMEDIATE RELEASE              Contact: Steven E. Nielsen, President and CEO
                                            Richard L. Dunn, Senior Vice
                                              President and CFO
                                            (561) 627-7171

Palm Beach Gardens, Florida                                      August 30, 2004

        DYCOM ANNOUNCES FISCAL 2004 FOURTH QUARTER EARNINGS AND PROVIDES
                    GUIDANCE FOR THE NEXT TWO FISCAL QUARTERS


Palm Beach Gardens, Florida, August 30, 2004--Dycom Industries, Inc. (NYSE
Symbol: "DY") announced its results today for the fourth quarter ended July 31, 2004. The Company reported net income for the quarter ended July 31, 2004 of $17.1 million, or $0.35 per common share diluted, versus net income for the quarter ended July 26, 2003 of $11.4 million, or $0.24 per common share diluted. Total contract revenues for the quarter ended July 31, 2004 were $260.8 million compared to total contract revenues of $182.9 million for the quarter ended July 26, 2003, an increase of 42.6 %.

For the year ended July 31, 2004, the Company reported net income of $58.6 million, or $1.20 per common share diluted, versus net income for the year ended July 26, 2003 of $17.1 million, or $0.36 per common share diluted. Total contract revenues for the year ended July 31, 2004 were $872.7 million compared to total contract revenues of $618.2 million for the year ended July 26, 2003, an increase of 41.2%. Included in the net income for the year ended July 31, 2004 was a nonrecurring gain of $11.4 million ($6.8 million net of tax) related to the sale of long-term accounts receivable, and a charge of $2.3 million ($1.4 million net of tax) related to a reserve recorded in connection with an ongoing federal employment tax audit. Excluding these items, net income for the year ended July 31, 2004 would have been $53.2 million, or $1.09 per common share diluted.

In comparing the financial results for the three-month and one-year periods ended July 31, 2004 with prior periods, it should be noted that Dycom utilizes a 52/53 week fiscal year ending on the last Saturday in July. As a result, the fourth quarter of fiscal 2004 contained 14 weeks and the year ended July 31, 2004 contained 53 weeks compared to 13 weeks and 52 weeks for the fourth quarter and year ended July 26, 2003.

Dycom also announced its outlook for the first and second quarter of fiscal 2005. The Company currently expects revenue for the first quarter of fiscal 2005 to range from $240 million to $260 million and diluted earnings per share to range from $0.31 to $0.39. For the second quarter of fiscal 2005, the Company currently expects revenue to range from $200 million to $220 million and diluted earnings per share to range from $0.19 to $0.26.

A Tele-Conference call to review the Company's results and address its outlook will be hosted at 9:00 a.m. (ET), Tuesday, August 31, 2004; Call 888-428-4479 (United States) or 612-332-0335 (International) and request "Dycom Earnings" conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Thursday, September 30, 2004.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services.

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company's expectations for revenues and earnings per share. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, whether recent acquisitions can be efficiently integrated into our existing operations, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission.


                               ---Tables Follow---

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
July 31, 2004 and July 26, 2003
Unaudited


                                                                 July 31,                       July 26,
($ in 000's)                                                       2004                           2003
                                                            -----------------               ---------------

ASSETS
Current Assets:
Cash and equivalents                                         $    51,393                    $    129,852
Accounts receivable, net                                         131,927                         121,980
Costs and estimated earnings in excess of billings                58,175                          34,814
Deferred tax assets, net                                          11,922                           8,779
Income tax receivable                                              6,988                               -
Inventories                                                        5,353                           2,670
Other current assets                                              10,276                           7,378
                                                              ----------                    ------------

Total current assets                                             276,034                         305,473

Property and Equipment, net                                      100,353                          86,894
Intangible assets, net                                           259,319                         107,345
Deferred tax assets, net non-current                               5,561                           7,167
Accounts receivable, net                                               -                          21,567
Other                                                             10,568                           8,097
                                                             -----------                    ------------

Total                                                        $   651,835                    $    536,543
                                                             ===========                    ============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                             $    34,348                    $     22,735
Notes and capital leases payable                                   4,163                              10
Billings in excess of costs and estimated earnings                   142                             703
Accrued self-insurance claims                                     22,298                          17,677
Income taxes payable                                                   -                           5,169
Other accrued liabilities                                         41,527                          24,440
                                                             -----------                    ------------

Total current liabilities                                        102,478                          70,734

Notes and capital leases payable                                   7,094                              20
Accrued self-insured claims                                       22,473                          14,175
Other liabilities                                                    829                           1,274

Stockholders' Equity                                             518,961                         450,340
                                                             -----------                   -------------

Total                                                        $   651,835                   $     536,543
                                                             ===========                   =============


NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited



                                                   14 Weeks         13 Weeks          53 Weeks             52 Weeks
                                                    Ended            Ended             Ended                Ended
                                                   July 31,         July 26,          July 31,             July 26,
(In 000's, except Earnings per share)                2004             2003              2004                 2003
                                                -------------    -------------     -------------        -------------


Contract revenues earned                         $  260,764       $  182,882        $  872,716          $  618,183

Cost of earned revenues                             200,672          138,673           673,562             482,877
General and administrative expenses                  21,224           16,563            75,356              70,059
Depreciation and amortization                        11,614            8,898            42,066              39,073
                                                 -----------      -----------       -----------         ----------

Total costs and expenses                            233,510          164,134           790,984             592,009
                                                 -----------      -----------       -----------         ----------

Interest income/(expense), net                           37              310             (189)               1,300
Other income, net                                       929              632             4,277               2,981
Gain on sale of long term accounts
  receivable                                              -                -            11,359                   -
                                                 -----------      -----------       -----------         ----------

Income before income taxes                           28,220           19,690            97,179              30,455

Provision for income taxes                           11,134            8,328            38,547              13,306
                                                 -----------      -----------       -----------         ----------


Net income                                       $   17,086       $   11,362        $   58,632          $   17,149
                                                 ===========      ===========       ===========         ==========

Earnings per common share:

Basic earnings per share                         $     0.35       $     0.24        $     1.21          $     0.36
                                                 ===========      ===========       ===========         ==========

Diluted earnings per share                       $     0.35       $     0.24        $     1.20                0.36
                                                 ===========      ===========       ===========         ==========

Shares used in computing earnings
  per common share:
   Basic                                             48,554           47,918            48,349              47,881
                                                 ===========      ===========       ===========         ==========

   Diluted                                           48,998           48,042            48,820              47,887
                                                 ===========      ===========       ===========         ==========



NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON GAAP INFORMATION
Unaudited



(In 000's, except Earnings per share)                                        53 Weeks Ended
                                                                             July 31, 2004
                                                       -----------------------------------------------------------
                                                            GAAP                                     Non-GAAP
                                                         Net Income          Adjustments            Net Income
                                                       -----------------------------------------------------------

Contract revenues earned                             $   872,716           $                      $  872,716

Cost of earned revenues                                  673,562              (2,300)(1)             671,262
General and administrative expenses                       75,356                                      75,356
Depreciation and amortization                             42,066                                      42,066
                                                      -----------         ------------            ----------

Total costs and expenses                                 790,984              (2,300)                788,684
                                                      -----------         ------------            ----------

Interest expense, net                                      (189)                                        (189)
Other income, net                                          4,277                                       4,277
Gain on sale of long term accounts receivable             11,359             (11,359)(2)                   -
                                                      -----------         ------------            ----------

Income (loss) before income taxes                         97,179              (9,059)                 88,120

Provision (benefit) for income taxes                      38,547              (3,630)(3)              34,917
                                                      -----------         ------------            ----------


Net income (loss)                                    $    58,632          $   (5,429)             $   53,203
                                                      ===========        =============            ==========

Earnings (loss) per common share:

Basic earnings (loss) per share                      $      1.21          $    (0.11)             $     1.10
                                                      ===========        =============            ==========

Diluted earnings (loss) per share                    $      1.20          $    (0.11)             $     1.09
                                                      ===========        =============            ==========

Shares used in computing earnings (loss)
 per common share:
   Basic                                                  48,349               48,349                 48,349
                                                      ===========        =============            ==========

   Diluted                                                48,820               48,820                 48,820
                                                      ===========        =============            ==========



(1) Reserve recorded in connection with an ongoing federal employment tax audit.
(2) Gain on sale of long term accounts receivable.
(3) Benefit for income taxes related to adjustments.